                                                                    EXHIBIT 10.1



                             JOINT VENTURE AGREEMENT

        Joint Venture Agreement made the 25th day of February 1999 by and between CITY PACIFIC INTERNATIONAL U.S.A., INC. ("CITY") , [a Nevada corporation] and OMNETRIX INTERNATIONAL INC.("OMX"), [a Nevada corporation] (individually the "Venturer" and collectively the "Joint Venturers").

        In consideration of the mutual terms, conditions and covenants hereinafter set forth, the Joint Venturers agree as follows:

1. The Joint Venturers hereby form a "Joint Venture", conducting business under the name eNET.COM JV PARTNERS (ENET JV] at Los Angeles, California, for the purposes of (1) promoting the marketing of retail telecommunication services, (2) creating co-location business for telco carriers and ISP's, and
(3) acquisition of resources required to build a global network of telecom connectivity.

2.      The term of the Joint Venture shall be five years.

3. The Joint Venturers shall execute the necessary documents to register the Joint Venture with the proper governmental offices in the County of Los Angeles, State of California.

4. The Capital of the Joint Venture shall consist of contributions by the joint Venture partners as set forth below:

        a. CITY PACIFIC INTERNATIONAL U.S.A., INC. shall contribute assets as set forth in Attachment A.; and

        b. OMNETRIX INTERNATIONAL INC. shall contribute its contractual rights and equipment and other assets as set forth in Attachment B;

5. The profits and losses of the Joint Venture shall be determined in accordance with good accounting practices and shall be shared among the Joint Venturers as set forth in Attachment C.

6. OMNETRIX INTERNATIONAL INC. and CITY PACIFIC INTERNATIONAL U.S.A., INC. shall jointly appoint a Joint Venture Manager, OMX LLC, who shall have the sole discretion, management and entire control of the conduct of the business of the Joint Venture as the "Venture Manager."

7. As compensation for its services the Venture Manager shall be paid per Schedule D during the duration of the Joint Venture and shall be reimbursed for all reasonable expenses incurred in the performance of its duties as Venture Manager.

8. Each Joint Venturer shall be bound by any action taken by the Venture Manager in good faith under this Agreement. In no event shall any Joint Venturer be called upon to pay any amount beyond the liability arising against him on account of his capital contribution.

9. The Venture Manger shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of the power and authority as Venture Manager but shall be liable for gross negligence or willful default.

10. The relationship between the Joint Venturers shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership between the Joint Venturers, or to authorize any Venturer to act as a general agent for another, or to permit any Venturer to bind another other than as set forth in this Agreement, or to borrow money on behalf of another Venturer, or to use the credit of any Venturer for any purpose.

11. Neither this Agreement nor any interest in the Joint Venture may be assigned, pledged, transferred or hypothecated without the prior written consent of the Joint Venturers hereto.

12. This Agreement shall be governed by and interpreted under the laws of the State of Nevada. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of Las Vegas, State of Nevada, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

13. Any and all notices to be given pursuant to or under this Agreement shall be sent to the party to whom the notice is addressed at the address of the Venturer maintained by the Joint Venture and shall be sent Certified Mail, Return Receipt Requested.

14. This Agreement constitutes the entire agreement between the Joint Venturers pertaining to the subject matter contained in it, and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless in writing signed by the party malting the waiver.

        The parties hereto, intending to be bound, have signed this Agreement as of the date and year first above written.


                      CITY CORPORATION

                      BY   /s/ E.G. MARCHI
                         ----------------------------------
                               E.G. Marchi, President


                      OMNETRIX INTERNATIONAL INC.

                      BY  /s/ WILLIAM VAN VLIET
                         ----------------------------------
                              William Van Vliet, President

                                  ATTACHMENT A


Contribution of Omnetrix to the name eNET.COM JV PARTNERS (ENET JV):

1. The business of Omnetrix related to the high end debit card production and sale of 500 minute cards designed for the corporation market.

2. Omnetrix rights to conduct a co-location business at 1200 W. Seventh Street, Suite L2-290, Los Angeles, California.

3. Omnetrix rights to customer databases and marketing expertise and licensing required for conducting long distance business on a contract by contract basis.

                                  ATTACHMENT B

Contribution of City Pacific to the name eNET.COM JV PARTNERS (ENET JV):

1. Funds to costs of printing and web marketing for production and sale of the high end debit cards referred to in Attachment A.

2. Funds to cover co-location lease and equipment costs incidental to the business conducted at 1200 W. Seventh Street, Suite L2-290, Los Angeles, California.

3. Provide funding and financial enhancement and guarantees required to create business in carrying global voice and data long distance telecommunications traffic.


                                  ATTACHMENT C

Omnetrix and City Pacific as joint venture partners shall share equally in the net profits, as determined after payments are made as required to the Joint Venture Manager, of the business conducted under the joint venture.



                                   SCHEDULE D

The joint venture manager, OMX LLC, shall be compensated at the rate of 50% of the net profit derived from conducting the business of the joint venture, after computing all applicable expenses of operation; but in no instance shall such compensation be less than $2500.00 per month.